UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Southern Bella, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	333-142516	20-8602410
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

222  E. Jones Ave
Wake Forest, NC 27587
 (Address of Principal Executive Offices)

(919) 649-3587
(Issuer Telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-142516

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.000001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on May 1, 2007 and declared effective on November 21, 2007 (File No. 333-142516) is incorporated by reference.

Item 2. Exhibits.

Exhibit	Description
3.1	Articles of Incorporation of the Registrant(1)
3.2	By-Laws of the Registrant (1)

(1)	Previously filed with the Company’s initial filing of Form SB-2 filed on May 1, 2007, and incorporated by reference herein as an exhibit to this Form 8-A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011	Southern Bella, Inc.

	By:	/s/ Michael Davis
	Name:	Michael Davis
	Title:	Chief Executive Officer

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